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                                    POWER OF ATTORNEY

                                 GENERAL ELECTRIC COMPANY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Robert E. Healing, Benjamin W. Heineman, Jr. and Philip D. Ameen, and each of them acting individually, his true and lawful attorneys-in-fact and agents, each with power to act without the other and full power of substitution and resubstitution, to execute, sign, deliver and file, for and on his behalf, and in his name, place and stead, in any and all capacities, a Registration Statement on Form S-4 (or other appropriate form) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any other documents in support thereof or supplemental or amendatory thereto, including amendments filed on Form S-8, with respect to the registration of shares of General Electric Company Common Stock, par value $.16 per share, issued pursuant to the merger of Marquette Medical Systems, Inc. with and into General Electric Company's wholly-owned subsidiary, Emerald Merger Corp., hereby granting to such attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever as such attorney-in-fact or attorneys-in-fact may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned might or could do personally or in any and all capacities, hereby ratifying and confirming all acts and things which such attorney-in-fact or attorneys-in-fact or their agents may do or cause to be done by virtue of this power of attorney.

     IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 15th day of October, 1998.

John F. Welch, Jr.      Dennis D. Dammerman            Philip D. Ameen
Chairman of the Board   Senior Vice President-Finance  Comptroller
(Principal Executive    (Principal Financial Officer   (Principal Accounting
Officer and Director)   and Director)                  Officer)

James I. Cash, Jr.
Claudio X. Gonzalez
Andrea Jung
Gertrude G. Michelson
Eugene F. Murphy
Sam Nunn
John D. Opie
Roger S. Penske
Frank H.T. Rhodes
Andrew C. Sigler
Douglas A. Warner III

A MAJORITY OF THE BOARD OF DIRECTORS